As filed with the Securities and Exchange Commission on February 25, 2008

Registration No. 333-85882

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNUM GROUP

(Exact name of Registrant as specified in its charter)

Delaware	62-1598430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-1011

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

UnumProvident Corporation Stock Plan of 1999

UnumProvident Corporation 401(k) Retirement Plan

(as amended on February 15, 2002)

UnumProvident Corporation Broad-Based Stock Plan of 2001

(as amended on February 8, 2001)

UnumProvident Corporation Broad-Based Stock Plan of 2002

UnumProvident Corporation Employee Stock Option Plan

(Full title of the Plans)

Susan N. Roth

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(Name and address of agent for service)

(423) 294-1011

(Telephone number, including area code, of agent for service)

With Copies to:

Frank M. Williams, Esq.

Miller & Martin PLLC

Suite 1000, Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402

(423) 756-6600

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-85882) (the “Registration Statement”) of Unum Group (the “Company”), which was filed with the Securities and Exchange Commission on April 8, 2002. The Registration Statement registered, among other things, 13,500,000 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), for issuance pursuant to the UnumProvident Corporation Stock Plan of 1999 (the “1999 Plan”); 2,000,000 shares of Common Stock for issuance pursuant to the UnumProvident Corporation Broad-Based Plan of 2001 (as amended on February 8, 2001) (the “2001 Plan); and 2,390,000 shares of Common Stock for issuance pursuant to the UnumProvident Corporation Broad-Based Plan of 2002 (the “2002 Plan”). On June 28, 1999, the Company also registered on Form S-8 (File No. 333-81669) 4,000,000 shares of Common Stock for issuance pursuant to the Provident Companies, Inc. Stock Plan of 1999 (the “Provident Plan”). The Company treats the 1999 Plan and the Provident Plan as a single plan. The 1999 Plan, the 2001 Plan and the 2002 Plan are referred to herein collectively as the “Plans”.

The Company is filing this Amendment to reduce the number of shares of Common Stock that may be issued pursuant to the Plans. After giving effect to this Amendment, the number of shares of Common Stock available for issuance under the 1999 Plan (including those available under the Provident Plan), the 2001 Plan and the 2002 Plan shall be 250,000 shares, 20,000 shares and 0 shares, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 22nd day of February, 2008.

UNUM GROUP

By:	/s/ Thomas R. Watjen
Thomas R. Watjen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas R. Watjen Thomas R. Watjen	President, Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2008

/s/ Robert C. Greving Robert C. Greving	Executive Vice President, Chief Financial Officer and Chief Actuary (Principal Financial and Accounting Officer)	February 22, 2008

* E. Michael Caulfield	Director	February 21, 2008

* Jon S. Fossel	Director	February 21, 2008

* Pamela H. Godwin	Director	February 21, 2008

* Ronal E. Goldsberry	Director	February 21, 2008

* Thomas Kinser	Director	February 21, 2008

* Gloria C. Larson	Director	February 21, 2008

* A.S. (Pat) MacMillan, Jr.	Director	February 21, 2008

* Edward J. Muhl	Director	February 21, 2008

* Michael J. Passarella	Director	February 21, 2008

* William J. Ryan	Director	February 21, 2008

*By:	/s/ Susan N. Roth Susan N. Roth, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney